UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  September 13, 2011

Web.com Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51595	94-3327894
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12808 Gran Bay Parkway West, Jacksonville, FL	32258
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (904) 680-6600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On September 13, 2011, Web.com Group, Inc. (the “Company”) announced that the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, or HSR, for Web.com’s previously announced acquisition of privately-held Network Solutions has expired. Expiration of the HSR waiting period satisfies one of the conditions to the closing of the acquisition as specified in the Purchase Agreement, dated August 3, 2011, between Web.com Group, Inc. and Net Sol Holdings, LLC, which owns Network Solutions.

In addition, Web.com announced that the special stockholders’ meeting needed to approve the issuance of shares as outlined in the Purchase Agreement will be held on Tuesday, October 25, 2011 at 3:30 p.m. Eastern Time at the Web.com Corporate Offices, located at 12808 Gran Bay Parkway West, Jacksonville, FL 32258. Holders of record of Web.com common shares at the close of business on Monday, September 12, 2011, the record date for the special meeting, are entitled to vote at the special meeting.

The closing of the acquisition is subject to stockholder approval and the satisfaction of certain other closing conditions set forth in the Purchase Agreement and is described in the preliminary proxy statement, and will be described in the definitive proxy statement, which the Company anticipates filing with the Securities and Exchange Commission and distributing to stockholders next week.   A copy of the Company’s press release announcing these events dated September 13, 2011 is attached hereto as Exhibit 99.1.

Additional Information About the Proposed Acquisition and Where You Can Find It

Web.com has filed a preliminary proxy statement and plans to file a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) relating to a solicitation of proxies from its stockholders in connection with a special meeting of stockholders of Web.com to be held for the purpose of voting on the issuance of the shares to be issued in connection with the proposed acquisition of GA-Net Sol Parent LLC (“Network Solutions”).  BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE ISSUANCE OF THE SHARES CONTEMPLATED BY THE PROPOSED ACQUISITION, SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

The proxy statement and other relevant materials, and any other documents filed by Web.com with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov.  In addition, stockholders of Web.com may obtain free copies of the documents filed with the SEC by contacting Web.com’s Investor Relations department at (904) 680-6600, or Investor Relations, Web.com Group, Inc., 12808 Gran Bay Parkway West, Jacksonville, FL 32258.  You may also read and copy any reports, statements and other information filed by Web.com with the SEC at the SEC public reference room at 100 F Street, NE, Room 1580, Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on the public reference room.

Web.com and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of Web.com in favor of the proposed transaction.  A list of the names of Web.com’s executive officers and directors, and a description of their respective interests in Web.com, are set forth in the proxy statement for Web.com’s 2011 Annual Meeting of Stockholders, which was filed with the SEC on March 25, 2011, and in any documents subsequently filed by its directors and executive officers under the Securities and Exchange Act of 1934, as amended.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

99.1	Press release dated August 13, 2011 announcing HSR Waiting Period for Web.com’s Acquisition of Network Solutions Expires;Special Meeting of Stockholders Set for Tuesday, October 25, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Web.com Group, Inc.
(Registrant)

Date: September 13, 2011	/s/ Matthew P. McClure
Matthew P. McClure, Secretary

Index of Exhibits

Exhibit No.	Description
99.1	Press release dated September 13, 2011 announcing HSR Waiting Period for Web.com’s Acquisition of Network Solutions Expires; Special Meeting of Stockholders Set for Tuesday, October 25, 2011.